Exhibit 23.0

CONSENT TO USE OF REPORT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Republic Bancshares, Inc.’s previously filed Registration Statement File Nos. 333-73293 and 333-91245.

/s/ ARTHUR ANDERSEN LLP

Tampa, Florida
March 9, 2000

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